UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 3, 2007

CITIZENS COMMUNITY BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (715) 836-9994

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of Material Definitive Agreements.

            In connection with the resignations of Brian Ashley and Johnny Thompson, as described under Item 5.02 below, which description is incorporated by reference into this Item 1.02, Mr. Ashley's and Mr. Thompson's employment agreements with Citizens Community Federal, the wholly owned subsidiary of the Registrant, were terminated.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            The Registrant announced that Brian P. Ashley, Senior Vice President Community Plus Division (located in Michigan) and Director of Citizens Community Federal, and Johnny Thompson, Senior Vice President and Chief Administration Officer, were resigning from Citizens Community Federal effective January 1, 2007, and February 5, 2007, respectively. Pursuant to agreements signed or to be signed between the parties, Citizens Community Federal has agreed to continue to pay Mr. Ashley and Mr. Thompson each for a specified period of time, in addition to providing them certain existing health insurance and other benefits. At this time, Citizens Community Federal does not intend to replace either position.

            The Registrant anticipates that the total cost of these agreements will be approximately $610,000 ($370,000 after-tax), which will be reflected in the earnings of the Registrant for the fiscal 2007 first quarter ended December 31, 2006.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: January 9, 2007	By: /s/ James G. Cooley James G. Cooley President and Chief Executive Officer

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